EXHIBIT 99

275 West Federal Street

Youngstown, Ohio 44503-1203

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Kathy Bushway	Gary M. Small
Senior Vice President, Marketing	President and Chief Executive Officer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
kbushway@homesavings.com

UCFC ANNOUNCES THIRD QUARTER EARNINGS AND

DIVIDEND

YOUNGSTOWN, Ohio (October 17, 2017) – United Community Financial Corp. (Company) (NASDAQ: UCFC), parent company of Home Savings Bank (Home Savings), today announced net income of $7.6 million, or $0.151 per diluted common share, a 37.3% improvement over the $0.110 per diluted common share reported for the quarter ended September 30, 2016.

Third quarter 2017 highlights:

•	Strong organic loan growth, including loans held for sale, at 15.8% annualized

•	Net interest margin increased to 3.45%

•	Return on average assets of 1.17%

•	Return on average tangible equity of 11.35%

•	Efficiency ratio improved to 57.13%

•	Dividend of $0.04 declared per common share

Gary M. Small, President and Chief Executive Officer of the Company commented, “We are very pleased to report strong performance for the quarter. The team delivered excellent loan growth, stable margins, and each business division and market is experiencing growth. Within our markets, the economic conditions remain supportive of steady growth and improvement in both the business and consumer sectors. We continue to see great opportunities in the market.”

Strong Organic Loan Growth

Loan growth for the third quarter, including loans held for sale, totaled $77.0 million, or 15.8% on an annualized basis. Total loans, including loans held for sale, were $2.03 billion at September 30, 2017 compared to $1.96 billion at June 30, 2017.

Commercial loan growth was $48.8 million for the quarter ended September 30, 2017, or 26.3% on an annualized basis. Consistent with strategic objectives, the Company continues to focus on attracting and building commercial relationships. Residential mortgage loans, including loans held for sale, increased $16.0 million, or 6.6% annualized during the quarter. Consumer loans increased $12.5 million, or 20.0%, annualized.

Net Interest Margin Expands

Net interest income was $20.5 million for the three months ended September 30, 2017. Net interest income on a fully-taxable equivalent basis increased slightly to $20.7 million for the quarter ended September 30, 2017, compared to the quarter ended June 30, 2017, and increased 30.0% from $15.9 million for the three months ended September 30, 2016. The increase in net interest income was primarily due to a higher yield of 4.33% earned on loans, or 3 basis points higher than the prior quarter and 22 basis points higher than the same quarter last year. Cost of deposits increased 5 basis points to 0.47% from the quarter ended June 30, 2017 and 9 basis points from the quarter ended September 30, 2016.

The net interest margin was 3.45% for the three months ended September 30, 2017, a 1 basis point decrease from the 3.46% reported in the quarter ended June 30, 2017. For the quarter ended September 30, 2016, the net interest margin was 3.25%. The increased margin from the same quarter last year was primarily due to continued growth in the yield on earning assets along with the recognition of purchase accounting adjustments. Yield on interest earning assets was 4.04%, an increase of 7 basis points from the prior quarter and 38 basis points from the same quarter last year. Cost of funds for the quarter ended September 30, 2017 was 0.63%, an increase of 9 basis points from the quarter ended June 30, 2017 and 18 basis points from the quarter ended September 30, 2016. Net interest margin was 3.40% for the nine months ended September 30, 2017, compared to 3.23% for the same period last year.

Excluding the impact of the amortization of premiums on time deposits and the accretion of the loan portfolio discount of $670,000, the net interest margin would have been 11 basis points lower, or 3.34%, for the three months ended September 30, 2017. Excluding the impact of the amortization of premiums on time deposits and the accretion of the loan portfolio discount of $1.9 million, the net interest margin would have been 11 basis points lower, or 3.29%, for the nine months ended September 30, 2017.

Nonperforming Loans to Net Loans Ratio Decreases

The ratio of nonperforming loans to net loans continues to improve. The ratio was 0.62% at September 30, 2017, which is down from 1.32% reported at September 30, 2016. During the quarter ended September 30, 2017, the Company recognized a net recovery of $174,000, or 3.7 basis points as a percentage of average loans for the three months ended September 30, 2017.

The Company’s provision for loan losses totaled $721,000 for the third quarter of 2017, which was down in comparison to the prior quarter and from the third quarter of 2016. As of September 30, 2017, the Company’s allowance for loan losses to total loans was 1.04%, versus 1.25% at December 31, 2016 and 1.22% at September 30, 2016.

Loans acquired during the first quarter were recorded at fair value. When combining the remaining fair value adjustment of $4.4 million and the Company’s allowance, the Company’s allowance as a percentage of total loans increases to 1.26%.

Non-Interest Income

Non-interest income was $6.3 million in the third quarter of 2017, compared to $7.1 million in the second quarter of 2017 and increased $6.0 million from the third quarter last year. Insurance agency income was 7.8% higher than the previous quarter and 12.9% higher compared to the same quarter last year. Debit/credit card fee income was up 6.1% compared to the third quarter of 2016, but down $355,000 from the prior quarter primarily due to a one-time fee received in the second quarter. Deposit related fee income rose 6.2% in the third quarter of 2017, compared to the second quarter of 2017 and 5.7% compared to the third quarter of 2016.

Non-Interest Expense

Non-interest expense increased 1.9% to $15.5 million during the third quarter of 2017 compared to $15.2 million during the second quarter of 2017 and increased 19.2% compared to $13.0 million recognized in the third quarter of 2016. The Company’s efficiency ratio remained on target at 57.13% for the quarter ended September 30, 2017. Small continued, “Home Savings is focused on providing the best possible service and solutions for our clients and we continue to attract experienced and respected financial professionals to the Home Savings team. Solid performance in 2017 has enabled the organization to accelerate the expansion efforts of our Wealth and Commercial teams across markets.”

Tangible Book Value

Tangible book value per common share at September 30, 2017 was $5.39 compared to $5.32 at December 31, 2016. The increase was primarily due to net income for the year, offset partially by the acquisition in the first quarter.

Dividend to be Paid

On October 17, 2017, the Board of Directors declared a quarterly cash dividend of $0.04 per common share payable November 17, 2017 to shareholders of record at the close of business November 3, 2017.

Conference Call

United Community Financial Corp. will host an earnings conference call on Wednesday, October 18, 2017, at 10:00 a.m. ET., to provide an overview of the Company’s third quarter 2017 results and highlights. The conference call may be accessed by calling 1-877-272-7661 ten minutes prior to the start time. Please ask to be joined into the United Community Financial Corp. (UCFC) call. Additionally, a live webcast may be accessed from the Company’s website ir.ucfconline.com. Click on 3rd Quarter 2017 Conference Call on our corporate profile page to join the webcast.

United Community Financial Corp.

Home Savings is a wholly owned subsidiary of the Company and operates retail banking offices, loan production centers and wealth management offices throughout Ohio, western Pennsylvania and West Virginia. Additional information on the Company, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

###

When used in this press release, the words or phrases “believes,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project”, “will have”, “can expect” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	September 30,	June 30,		December 31,
	2017	2017	F/(U)	2016	F/(U)
	(Dollars in thousands)
Assets:
Cash and deposits with banks	$29,600	$42,654	-30.6%	$27,690	6.9%
Federal funds sold	8,410	9,360	-10.1%	18,197	-53.8%

Total cash and cash equivalents	38,010	52,014	-26.9%	45,887	-17.2%
Securities:
Available for sale, at fair value	274,822	287,179	-4.3%	343,284	-19.9%
Held to maturity (fair value of $85,024, $87,775 and $96,150, respectively)	85,549	88,559	-3.4%	97,519	-12.3%
Loans held for sale, at lower of cost or market	194	199	-2.5%	165	17.6%
Loans held for sale, at fair value	84,351	85,954	-1.9%	62,593	34.8%
Loans, net of allowance for loan losses of $20,555, $19,660 and $19,087	1,947,695	1,869,095	4.2%	1,503,577	29.5%
Federal Home Loan Bank stock, at cost	19,324	19,324	0.0%	18,068	7.0%
Premises and equipment, net	22,132	22,424	-1.3%	20,963	5.6%
Accrued interest receivable	7,253	7,420	-2.3%	6,900	5.1%
Real estate owned and other repossessed assets	1,143	1,197	-4.5%	1,777	-35.7%
Goodwill	19,488	19,467	0.1%	208	9269.2%
Core deposit intangible	2,017	2,099	-3.9%	5	40240.0%
Customer list intangible	2,090	2,060	1.5%	1,356	54.1%
Cash surrender value of life insurance	62,050	56,628	9.6%	55,861	11.1%
Other assets	36,247	39,946	-9.3%	33,182	9.2%

Total assets	$2,602,365	$2,553,565	1.9%	$2,191,345	18.8%

Liabilities and Shareholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$343,146	$339,067	1.2%	$256,918	33.6%
Interest bearing	1,595,553	1,554,926	2.6%	1,258,073	26.8%

Total deposits	1,938,699	1,893,993	2.4%	1,514,991	28.0%
Borrowed funds:
Federal Home Loan Bank advances
Long-term advances	48,341	48,146	0.4%	47,756	1.2%
Short-term advances	280,000	280,000	0.0%	343,000	-18.4%

Total Federal Home Loan Bank advances	328,341	328,146	0.1%	390,756	-16.0%
Repurchase agreements and other	10,191	8,045	26.7%	512	1890.4%

Total borrowed funds	338,532	336,191	0.7%	391,268	-13.5%
Advance payments by borrowers for taxes and insurance	16,048	21,989	-27.0%	23,812	-32.6%
Accrued interest payable	722	392	84.2%	145	397.9%
Accrued expenses and other liabilities	16,513	15,520	6.4%	11,323	45.8%

Total liabilities	2,310,514	2,268,085	1.9%	1,941,539	19.0%

Shareholders’ Equity:
Preferred stock-no par value; 1,000,000 shares authorized and no shares outstanding	—	—	0.0%	—	0.0%
Common stock-no par value; 499,000,000 shares authorized; 54,138,910 shares issued and 49,758,487, 49,715,021 and 46,581,370 shares, respectively, outstanding	177,507	177,478	0.0%	174,360	1.8%
Retained earnings	164,941	159,422	3.5%	152,675	8.0%
Accumulated other comprehensive loss	(17,929)	(18,448)	-2.8%	(21,040)	-14.8%
Treasury stock, at cost, 4,380,423, 4,423,889 and 7,557,540 shares, respectively	(32,668)	(32,972)	-0.9%	(56,189)	-41.9%

Total shareholders’ equity	291,851	285,480	2.2%	249,806	16.8%

Total liabilities and shareholders’ equity	$2,602,365	$2,553,565	1.9%	$2,191,345	18.8%

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,		September 30,		September 30,	September 30,
	2017	2017	F/(U)	2016	F/(U)	2017	2016	F/(U)
	(Dollars in thousands, except per share data)
Interest income
Loans	$20,697	$20,011	3.4%	$14,633	41.4%	$58,266	$42,618	36.7%
Loans held for sale	882	872	1.1%	482	83.0%	2,415	1,177	105.2%
Securities:
Available for sale, nontaxable	416	418	-0.5%	339	22.7%	1,252	752	66.5%
Available for sale, taxable	1,276	1,479	-13.7%	1,630	-21.7%	4,357	5,346	-18.5%
Held to maturity, nontaxable	49	52	-5.8%	66	-25.8%	163	183	-10.9%
Held to maturity, taxable	424	454	-6.6%	466	-9.0%	1,343	1,567	-14.3%
Federal Home Loan Bank stock dividends	253	227	11.5%	180	40.6%	694	542	28.0%
Other interest earning assets	51	40	27.5%	19	168.4%	171	49	249.0%

Total interest income	24,048	23,553	2.1%	17,815	35.0%	68,661	52,234	31.4%
Interest expense
Deposits	2,226	1,987	-12.0%	1,389	-60.3%	5,834	4,497	-29.7%
Federal Home Loan Bank advances	1,315	1,064	-23.6%	661	-98.9%	3,334	1,754	-90.1%
Repurchase agreements and other	4	8	50.0%	5	20.0%	20	16	-25.0%

Total interest expense	3,545	3,059	-15.9%	2,055	-72.5%	9,188	6,267	-46.6%

Net interest income	20,503	20,494	0.0%	15,760	30.1%	59,473	45,967	29.4%
Taxable equivalent adjustment	224	229	-2.2%	185	21.1%	690	466	48.1%

Net interest income (FTE) (1)	20,727	20,723	0.0%	15,945	30.0%	60,163	46,433	29.6%
Provision for loan losses	721	842	14.4%	1,344	46.4%	3,038	3,894	22.0%

Net interest income after provision for loan losses (FTE)	20,006	19,881	0.6%	14,601	37.0%	57,125	42,539	34.3%

Non-interest income
Insurance agency income	509	472	7.8%	451	12.9%	1,454	1,269	14.6%
Brokerage income	271	301	-10.0%	337	-19.6%	894	1,033	-13.5%
Service fees and other charges:
Deposit related fees	1,499	1,411	6.2%	1,418	5.7%	4,200	4,106	2.3%
Mortgage servicing fees	761	729	4.4%	715	6.4%	2,225	2,114	5.3%
Mortgage servicing rights valuation	(10)	(2)	400.0%	25	-140.0%	(15)	(702)	97.9%
Mortgage servicing rights amortization	(492)	(486)	1.2%	(525)	-6.3%	(1,426)	(1,560)	8.6%
Other service fees	21	33	-36.4%	43	-51.2%	83	108	-23.1%
Net gains (losses):
Securities available for sale	236	301	-21.6%	218	8.3%	566	604	-6.3%
Mortgage banking income	1,688	2,117	-20.3%	1,957	-13.7%	5,128	5,208	-1.5%
Real estate owned and other repossessed assets charges, net	(73)	(18)	305.6%	—	-100.0%	(143)	(76)	-88.2%
Debit/credit card fees	971	1,326	-26.8%	915	6.1%	3,220	2,916	10.4%
Trust fee income	449	420	6.9%	—	100.0%	1,151	—	100.0%
Other income	475	486	-2.3%	449	5.8%	1,442	1,421	1.5%

Total non-interest income	6,305	7,090	-11.1%	6,003	5.0%	18,779	16,441	14.2%

Non-interest expense
Salaries and employee benefits	8,736	8,749	0.1%	6,950	-25.7%	26,460	21,224	-24.7%
Occupancy	1,013	943	-7.4%	847	-19.6%	2,920	2,564	-13.9%
Equipment and data processing	2,303	2,306	0.1%	1,926	-19.6%	6,688	5,648	-18.4%
Financial institutions tax	348	510	31.8%	411	15.3%	1,348	1,284	-5.0%
Advertising	285	265	-7.5%	290	1.7%	674	638	-5.6%
Amortization of intangible assets	113	113	0.0%	72	-56.9%	309	95	-225.3%
FDIC insurance premiums	301	340	11.5%	155	-94.2%	829	768	-7.9%
Other insurance premiums	115	109	-5.5%	89	-29.2%	336	251	-33.9%
Professional fees:
Legal and consulting fees	156	184	15.2%	266	41.4%	569	459	-24.0%
Other professional fees	666	420	-58.6%	286	-132.9%	1,606	925	-73.6%
Real estate owned and other repossessed asset expenses	33	23	-43.5%	41	19.5%	118	190	37.9%
Acquisition related expenses	—	—	0.0%	—	0.0%	4,962	—	-100.0%
Other expenses	1,395	1,214	-14.9%	1,645	15.2%	4,111	4,256	3.4%

Total non-interest expenses	15,464	15,176	-1.9%	12,978	-19.2%	50,930	38,302	-33.0%

Income before income taxes	10,847	11,795	-8.0%	7,626	42.2%	24,974	20,678	20.8%
Taxable equivalent adjustment	224	229	2.2%	185	-21.1%	690	466	-48.1%
Income tax expense	3,067	3,377	9.2%	2,288	-34.0%	7,001	6,409	-9.2%

Net income	$7,556	$8,189	-7.7%	$5,153	46.6%	$17,283	$13,803	25.2%

Earnings per common share:
Basic	$0.152	$0.165	-7.9%	$0.111	37.2%	$0.350	$0.293	19.5%
Diluted	0.151	0.163	-7.4%	0.110	37.3%	0.347	0.292	18.8%

(1)	Net interest income is also presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item.

UNITED COMMUNITY FINANCIAL CORP.

CONSOLIDATED AVERAGE BALANCES

(Unaudited)

	For the three months ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate	Average outstanding balance	Interest earned/ paid	Yield/ rate
	(Dollars in thousands)
Interest earning assets:
Net loans (1)	$1,906,786	$20,699	4.34%	$1,863,525	$20,012	4.30%	$1,422,294	$14,634	4.12%
Loans held for sale	88,854	882	3.97%	80,205	872	4.35%	49,095	482	3.93%

Total loans, net	1,995,640	21,581	4.33%	1,943,730	20,884	4.30%	1,471,389	15,116	4.11%
Securities:
Available for sale-taxable	224,927	1,276	2.27%	258,217	1,479	2.29%	300,522	1,630	2.17%
Available for sale-nontaxable (2)	59,057	611	4.14%	59,209	619	4.18%	49,489	489	3.95%
Held to maturity-taxable	77,947	424	2.18%	80,817	454	2.25%	92,077	466	2.02%
Held to maturity-nontaxable (2)	9,239	76	3.29%	9,843	79	3.21%	13,563	100	2.95%

Total securities	371,170	2,387	2.57%	408,086	2,631	2.58%	455,651	2,685	2.36%
Federal Home Loan Bank stock	19,324	253	5.24%	19,324	227	4.70%	18,068	180	3.98%
Other interest earning assets	18,881	51	1.08%	22,129	40	0.72%	20,028	19	0.38%

Total interest earning assets	2,405,015	24,272	4.04%	2,393,269	23,782	3.97%	1,965,136	18,000	3.66%
Non-interest earning assets	185,773			180,524			132,922

Total assets	$2,590,788			$2,573,793			$2,098,058

Interest bearing liabilities:
Deposits:
Checking accounts	$591,982	468	0.32%	$633,276	480	0.30%	$491,553	238	0.19%
Savings accounts	308,829	28	0.04%	308,683	27	0.03%	290,998	24	0.03%
Certificates of deposit
Customer certificates of deposit	526,697	1,333	1.01%	504,397	1,166	0.92%	425,307	1,127	1.06%
Brokered certificates of deposit	135,956	397	1.17%	133,082	314	0.94%	—	—	—%

Total certificates of deposit	662,653	1,730	1.04%	637,479	1,480	0.93%	425,307	1,127	1.06%

Total interest bearing deposits	1,563,464	2,226	0.57%	1,579,438	1,987	0.50%	1,207,858	1,389	0.46%
Federal Home Loan Bank advances
Long-term advances	48,212	388	3.22%	48,019	370	3.08%	47,432	319	2.69%
Short-term advances	310,152	927	1.20%	286,604	694	0.97%	326,250	342	0.42%

Total Federal Home Loan Bank advances	358,364	1,315	1.47%	334,623	1,064	1.27%	373,682	661	0.71%
Repurchase agreements and other	6,483	4	0.25%	4,844	8	0.66%	520	5	3.85%

Total borrowed funds	364,847	1,319	1.45%	339,467	1,072	1.26%	374,202	666	0.71%

Total interest bearing liabilities	$1,928,311	3,545	0.74%	$1,918,905	3,059	0.64%	$1,582,060	2,055	0.52%

Non-interest bearing liabilities
Total noninterest bearing deposits	337,067			333,784			242,310
Other noninterest bearing liabilities	35,576			38,771			27,769

Total noninterest bearing liabilities	372,643			372,555			270,079

Total liabilities	$2,300,954			$2,291,460			$1,852,139
Shareholders’ equity	289,834			282,333			245,919

Total liabilities and equity	$2,590,788			$2,573,793			$2,098,058

Net interest income and interest rate spread		$20,727	3.30%		$20,723	3.33%		$15,945	3.14%

Net interest margin			3.45%			3.46%			3.25%
Average interest earning assets to average interest bearing liabilities			124.72%			124.72%			124.21%
Interest bearing deposits
Checking accounts	$591,982	$468	0.32%	$633,276	$480	0.30%	$491,553	$238	0.19%
Savings accounts	308,829	28	0.04%	308,683	27	0.03%	290,998	24	0.03%
Customer certificates of deposit	526,697	1,333	1.01%	504,397	1,166	0.92%	425,307	1,127	1.06%

Total customer deposits	1,427,508	1,829	0.51%	1,446,356	1,673	0.46%	1,207,858	1,389	0.46%
Brokered certificates of deposit	135,956	397	1.17%	133,082	314	0.94%	—	—	—%

Total interest bearing deposits	1,563,464	2,226	0.57%	1,579,438	1,987	0.50%	1,207,858	1,389	0.46%
Noninterest bearing deposits	337,067	—	0.00%	333,784	—	0.00%	242,310	—	0.00%

Total average deposits and cost of deposits	$1,900,531	$2,226	0.47%	$1,913,222	$1,987	0.42%	$1,450,168	$1,389	0.38%
Other interest bearing liabilities
Federal Home Loan Bank advances
Long term advances	$48,212	$388	3.22%	$48,019	$370	3.08%	$47,432	$319	2.69%
Short term advances	310,152	927	1.20%	286,604	694	0.97%	326,250	342	0.42%

Total Federal Home Loan Bank advances	358,364	1,315	1.47%	334,623	1,064	1.27%	373,682	661	0.71%
Repurchase agreements and other	6,483	4	0.25%	4,844	8	0.66%	520	5	3.85%

Total borrowed funds	364,847	1,319	1.45%	339,467	1,072	1.26%	374,202	666	0.71%

Total average deposits and other interest bearing liabilities and total cost of funds	$2,265,378	$3,545	0.63%	$2,252,689	$3,059	0.54%	$1,824,370	$2,055	0.45%

(1)	Nonaccrual loans are included in the average balance at a yield of 0%.
(2)	Yields are on a fully taxable equivalent basis.

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands, except per share data)
Financial Data
Total assets	$2,602,365	$2,553,565	$2,557,010	$2,191,345	$2,160,234
Total loans, net	1,947,695	1,869,095	1,835,000	1,503,577	1,473,949
Total securities	360,371	375,738	430,357	440,803	457,671
Total deposits	1,938,699	1,893,993	1,905,205	1,514,991	1,473,043
Average interest-bearing deposits	1,563,464	1,579,438	1,434,644	1,236,496	1,207,858
Average noninterest-bearing deposits	337,067	333,784	306,402	257,412	242,310
Total shareholders’ equity	291,851	285,480	277,102	249,806	256,403
Net interest income	20,503	20,494	18,476	16,334	15,760
Net interest income (FTE) (1)	20,727	20,723	18,713	16,553	15,945
Provision for loan losses	721	842	1,475	1,493	1,344
Noninterest income	6,305	7,090	5,384	5,635	6,003
Noninterest expense	15,464	15,176	20,290	13,717	12,978
Income tax expense	3,067	3,377	557	1,734	2,288
Net income	7,556	8,189	1,538	5,025	5,153

Share Data
Basic earnings per common share	$0.152	$0.165	$0.032	$0.108	$0.111
Diluted earnings per common share	0.151	0.163	0.032	0.107	0.110
Book value per common share	5.87	5.74	5.58	5.36	5.51
Tangible book value per common share	5.39	5.27	5.10	5.32	5.48
Market value per common share	9.60	8.31	8.34	8.94	7.11

Common shares outstanding at end of period	49,758	49,715	49,695	46,581	46,542
Weighted average shares outstanding—basic	49,460	49,392	48,289	46,216	46,167
Weighted average shares outstanding—diluted	49,851	49,795	48,646	46,415	46,392

Key Ratios
Return on average assets (2)	1.17%	1.27%	0.25%	0.93%	0.98%
Return on average equity (3)	10.43%	11.60%	2.24%	8.00%	8.38%
Return on tangible equity (4)	11.35%	12.66%	2.39%	8.05%	8.43%
Net interest margin	3.45%	3.46%	3.28%	3.26%	3.25%
Efficiency ratio	57.13%	54.71%	83.78%	61.89%	59.40%
Nonperforming loans to net loans, end of period	0.62%	0.58%	0.58%	0.83%	1.32%
Nonperforming assets to total assets, end of period	0.75%	0.72%	0.74%	0.94%	0.98%
Allowance for loan loss as a percent of loans, end of period	1.04%	1.04%	1.02%	1.25%	1.22%
Delinquent loans to total net loans, end of period	0.89%	0.77%	0.81%	1.26%	1.48%

(1)	Net interest income is presented on a fully taxable equivalent (FTE) basis, the Company believes this non-GAAP measure is the preferred industry measurement for this item
(2)	Net income divided by average total assets
(3)	Net income divided by average total equity
(4)	Net income divided by average total equity, minus average intangible assets

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Loan Portfolio Composition
Commercial loans
Multi-family	$126,977	$121,565	$108,330	$93,597	$107,066
Owner/nonowner occupied commercial real estate	366,747	342,300	325,633	231,401	225,699
Land	13,666	10,867	9,276	8,373	9,401
Construction	108,106	96,765	94,727	68,158	45,137
Commercial and industrial	175,580	170,758	170,398	102,729	106,880

Total	791,076	742,255	708,364	504,258	494,183
Residential mortgage loans
Real estate	851,863	834,349	839,413	762,926	755,893
Construction	57,081	56,946	51,372	35,695	35,875

Total	908,944	891,295	890,785	798,621	791,768
Consumer loans
Consumer	263,692	251,151	251,215	216,598	203,851

Total	263,692	251,151	251,215	216,598	203,851

Total loans	1,963,712	1,884,701	1,850,364	1,519,477	1,489,802
Less:
Allowance for loan losses	20,555	19,660	18,970	19,087	18,234
Deferred loan costs, net	(4,538)	(4,054)	(3,606)	(3,187)	(2,381)

Total	16,017	15,606	15,364	15,900	15,853

Total loans, net	1,947,695	1,869,095	1,835,000	1,503,577	1,473,949
Loans held for sale, net	84,545	86,153	75,698	62,758	60,345

Total loans	$2,032,240	$1,955,248	$1,910,698	$1,566,335	$1,534,294

	At or for the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Deposit Portfolio Composition
Checking accounts
Interest bearing checking accounts	$173,170	$175,800	$211,875	$158,271	$170,348
Non-interest bearing checking accounts	343,146	339,067	333,940	256,918	252,923

Total checking accounts	516,316	514,867	545,815	415,189	423,271
Savings accounts	307,169	310,012	308,533	294,563	290,325
Money market accounts	418,294	427,348	418,449	316,813	312,124

Total non-time deposits	1,241,779	1,252,227	1,272,797	1,026,565	1,025,720
Certificates of deposit less than $250,000	617,839	557,300	547,823	425,893	381,605
Certificates of deposit greater than $250,000	79,080	84,466	84,585	62,533	65,718

Total certificates of deposit	696,919	641,766	632,408	488,426	447,323

Total deposits	$1,938,698	$1,893,993	$1,905,205	$1,514,991	$1,473,043

UNITED COMMUNITY FINANCIAL CORP.

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	At or for the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Allowance For Loan Losses
Beginning balance	$19,660	$18,970	$19,087	$18,234	$17,172
Provision	721	842	1,475	1,493	1,344
Net recoveries (chargeoffs)	174	(152)	(1,592)	(640)	(282)

Ending balance	$20,555	$19,660	$18,970	$19,087	$18,234

	At or for the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Net (Charge-offs) Recoveries
Commercial loans
Multi-family	$(4)	$4	$1	$5	$35
Owner/nonowner occupied commercial real estate	39	24	(1,141)	(570)	17
Land	—	—	(25)	(100)	(250)
Construction	—	—	—	—	—
Commercial and industrial	314	108	1	139	192

Total	349	136	(1,164)	(526)	(6)
Residential mortgage loans
Real estate	(291)	(239)	(196)	(123)	(146)
Construction	—	—	—	—	—

Total	(291)	(239)	(196)	(123)	(146)
Consumer loans
Consumer	116	(49)	(232)	9	(130)

Total	116	(49)	(232)	9	(130)

Total net chargeoffs	$174	$(152)	$(1,592)	$(640)	$(282)

	At or for the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Nonperforming Loans
Commercial loans
Multi-family	$402	$413	$419	$—	$—
Owner/nonowner occupied commercial real estate	1,234	1,331	1,398	3,546	6,879
Land	9	9	9	34	134
Construction	—	—	—	—	—
Commercial and industrial	234	190	354	361	4,242

Total	1,879	1,943	2,180	3,941	11,255
Residential mortgage loans
Real estate	6,627	6,701	5,868	6,084	5,835
Construction	—	—	—	—	—

Total	6,627	6,701	5,868	6,084	5,835
Consumer loans
Consumer	2,340	2,139	2,513	2,414	2,358

Total	2,340	2,139	2,513	2,414	2,358

Total nonperforming loans	$10,846	$10,783	$10,561	$12,439	$19,448

Total Nonperforming Loans and Nonperforming Assets
Past due 90 days and on nonaccrual status	$7,642	$7,708	$7,581	$7,859	$15,350
Past due 90 days and still accruing	8	2	—	—	—

Past due 90 days	7,650	7,710	7,581	7,859	15,350
Past due less than 90 days and on nonaccrual	3,196	3,073	2,980	4,580	4,098

Total nonperforming loans	10,846	10,783	10,561	12,439	19,448
Other real estate owned	1,133	1,197	1,137	1,726	1,790
Other classified assets	6,384	6,384	6,384	6,384	—
Repossessed assets	10	—	—	51	3

Total nonperforming assets	$18,373	$18,364	$18,082	$20,600	$21,241

UNITED COMMUNITY FINANCIAL CORP.

NON-GAAP DISCLOSURE RECONCILIATION

(Unaudited)

Reconciliation of Average Shareholders’ Equity to Average Tangible Equity:

	At or for the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands, except per share data)
Average shareholders equity	$289,834	$282,335	$274,277	$251,230	$245,919
Average intangible assets	23,642	23,699	26,935	1,543	1,556

Average tangible equity	$266,192	$258,636	$247,342	$249,687	$244,363

Net income	$7,556	$8,189	$1,538	$5,025	$5,153

Return on tangible equity	11.35%	12.66%	2.49%	8.05%	8.43%

Reconciliation of Fully Taxable Equivalent Net Interest Income to Net Interest Income:

	For the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(Dollars in thousands)
Interest income	$24,048	$23,553	$21,060	$18,495	$17,815
Fully taxable equivalent adjustment	224	229	237	219	185

Fully taxable equivalent interest income	24,272	23,782	21,297	18,714	18,000
Interest expense	3,545	3,059	2,584	2,161	2,055

Fully taxable net interest income	$20,727	$20,723	$18,713	$16,553	$15,945

	For the nine months ended
	September 30, 2017	September 30, 2016
	(Dollars in thousands)
Interest income	$68,661	$52,234
Fully taxable equivalent adjustment	690	466

Fully taxable equivalent interest income	69,351	52,700
Interest expense	9,188	6,267

Fully taxable net interest income	$60,163	$46,433

Reconciliation of Net Interest Margin without Accretion/Amortization of Purchase Accounting Adjustments:

	For the three months ended September 30, 2017	For the nine months ended September 30, 2017
	(Dollars in thousands)	(Dollars in thousands)
Fully taxable net interest income	$20,727	$60,163
Accretion/amortization of purchase accounting adjustments	670	1,855

Fully taxable net interest income, without purchase accounting adjustments	$20,057	$58,308

Average interest earning assets	$2,405,015	$2,359,579
Net interest margin excluding accretion amortization of purchase accounting adjustments	3.34%	3.29%

Reconciliation of Coverage Ratio to Coverage Ratio with Fair Value Adjustments Included with Allowance for Loan Losses:

September 30, 2017
(Dollars in thousands)
Allowance for loan losses	$20,555
Fair value adjustments	4,383

24,938

Loans, net	$1,947,695
Coverage ratio with the Fair Value adjustments included in Allowance for loan losses	1.26%

Tangible Book Value Per Share:

Tangible book value, per share is defined at shareholders equity minus intangible assets divided by the number of shares outstanding.

	At the quarters ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
		(Dollars in thousands, except per share data)
Total shareholders’ equity	$291,851	$285,480	$277,102	$249,806	$256,403
Goodwill	19,488	19,467	19,460	208	—
Customer list intangible	2,090	2,060	2,090	1,356	1,538
Core deposit intangible	2,017	2,099	2,182	5	6
Total common shares outstanding	49,758,487	49,715,021	49,695,487	46,581,370	46,542,388
Tangible book value, as reported	$5.39	$5.27	$5.10	$5.32	$5.48